Exhibit 10.29

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (hereinafter referred to as the "Agreement") effective as of the 25th day of November, 1997 is made by and between Ansan Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware and having a principal place of business at 400 Oyster Point Boulevard, Suite 435, South San Francisco, California 94080, USA ("ANSAN") and Titan Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware and having a principal place of business at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080, USA ("TITAN").

     WHEREAS, TITAN is the principal stockholder of ANSAN; and WHEREAS,

     ANSAN has licensed patent rights pursuant to the terms of a License Agreement (the "Original ANSAN License") dated as of October 31, 1992 by and between ANSAN and Bar-Ilan Research and Development Company Ltd., a company duly organized and existing under the laws of the State of Israel and having a principal place of business at Bar-Ilan University, PO Box 1530, Ramat Gan 52115, Israel ("BAR-ILAN"); and

     WHEREAS, the parties to this Agreement have previously entered into a Sublicense Agreement (the "Sublicense") dated as of July 15, 1997, under which ANSAN granted a sublicense to TITAN of certain rights under the Original ANSAN License in return for transfer to ANSAN of all the ANSAN securities owned by TITAN and payment by TITAN to ANSAN of a royalty on Net Sales of the sublicensed compounds; and

     WHEREAS, BAR-ILAN, ANSAN, and TITAN mutually agree to terminate the Original ANSAN License and the Sublicense, and replace them with License Agreements between BAR-ILAN and ANSAN (the "New ANSAN License") and between BAR-ILAN and TITAN (the "TITAN License") and with this Agreement.

     NOW, THEREFORE, it is agreed as follows:

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1. Definitions

     For the purposes of this Agreement, the following words and phrases shall have the following meanings:

     1.1. "AFFILIATE" of TITAN shall have the meaning set forth in Paragraph 1.1 of the TITAN License.

     1.2. "AN-9" shall mean pivaloyloxymethyl butyrate.

     1.3. "Discovery" shall mean Discovery Laboratories, Inc., a corporation duly organized and existing under the laws of the State of Delaware and having a principal place of business at 509 Madison Avenue, New York, New York 10022

     1.4. "Licensed Processes" shall have the meaning set forth in Paragraph 1.4 of the TITAN License.

     1.5. "Licensed Products" shall have the meaning set forth in Paragraph 1.3 of the TITAN License.

     1.6. "Merger Agreement" shall mean that Agreement and Plan of Reorganization dated July 16, 1997 by and between ANSAN and Discovery.

     1.7. "Net Sales" shall have the meaning set forth in Paragraph 1.6 of the TITAN License.

     1.8. "New ANSAN License" shall mean the License Agreement to be entered into by and between BAR-ILAN and ANSAN, as set forth in Exhibit A hereto.

     1.9. "Original ANSAN License" shall mean the License Agreement dated as of October 31, 1992 by and between BAR-ILAN and ANSAN.

     1.10. "Patent Rights shall" have the meaning set forth in Paragraph 1.2 of the TITAN License.


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

     1.11. "Securities" shall mean all outstanding securities in the capital stock of ANSAN owned by or on behalf of TITAN, namely 1,212,654 shares of ANSAN Common Stock.

     1.12. "TITAN License" shall mean the License Agreement to be entered into by and between BAR-ILAN and TITAN, as set forth in Exhibit B hereto.

2. Royalty Payments

     In addition to the royalties payable to BAR-ILAN pursuant to the TITAN License, TITAN shall pay to ANSAN either (i) until the expiration of the last applicable patent within the Patent Rights on any Licensed Product or Licensed Process in the country in which such Licensed Process is used or such Licensed Product is made, used, leased, or sold, after which time TITAN's obligation to pay royalties in that country shall cease, or (ii) until this Agreement is terminated in accordance with its terms, in each calendar year an amount equal to two percent (2%) of Net Sales of the Licensed Products or Licensed Processes leased or sold by TITAN, any AFFILIATE or any sublicensee of TITAN.

3. Securities

     Subject to the terms and conditions of this Agreement, TITAN shall transfer to ANSAN at the Closing (as defined in Article 5) all its right, title and interest in the Securities, free and clear of any and all liens, encumbrances and security interests. ANSAN and TITAN acknowledge that a portion of the Securities are held by Continental Stock Transfer & Trust Company as Escrow Agent pursuant to the terms of an Escrow Agreement dated as of May25, 1995. ANSAN and TITAN agree to take all steps reasonably necessary to obtain release of such Securities and delivery to ANSAN in accordance with the terms of this Agreement.

4. Repayment of Indebtedness

     Subject to the terms and conditions of this Agreement, ANSAN shall retire all indebtedness then owing to TITAN, including the principal amount and interest then owing on the debenture due April 1998 and any moneys owed for administrative and financial services, less the sum of up to $100,000 for expenditures made by ANSAN in connection with the Pivanex(TM)


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

product development program subsequent to June 30, 1997 (which shall be contributed to ANSAN's capital), at the Closing (as defined in Article 5).

5. Closing

     The closing of the transactions contemplated by this Agreement (the Closing) shall take place simultaneously with the closing of the Merger Agreement at the offices of Heller Ehrman White & McAuliffe, 525 University Avenue, Palo Alto, California or at such other time, date and location as the parties agree.

6. Conditions to Closing

     6.1. Conditions to Obligations of TITAN. The obligations of TITAN to consummate the transactions contemplated hereby shall be subject to satisfaction at the Closing of each of the following conditions, any of which may be waived by TITAN:

               (a) Representations and Warranties. The representations and warranties of ANSAN contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and as of the date of the Closing. TITAN shall have received a certificate with respect to the foregoing signed on behalf of ANSAN by the Chief Executive Officer of ANSAN.

               (b) Closing of the Merger Agreement. The transactions contemplated by the Merger Agreement shall have closed.

               (c) License Agreements. BAR-ILAN and ANSAN shall have executed and delivered the New ANSAN License in substantially the form attached as Exhibit A hereto.

     6.2. Conditions to Obligations of ANSAN. The obligations of ANSAN to consummate the transactions contemplated hereby shall be subject to satisfaction at the Closing of each of the following conditions, any of which may be waived by ANSAN:


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

               (a) Representations and Warranties. The representations and warranties of TITAN contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and as of the date of the Closing. ANSAN shall have received a certificate with respect to the foregoing signed on behalf of TITAN by the Chief Executive officer of TITAN.

               (b) Closing of the Merger Agreement. The transactions contemplated by the Merger Agreement shall have closed.

               (c) License Agreements. BAR-ILAN and TITAN shall have executed and delivered the TITAN License in substantially the form attached as Exhibit B hereto.

7. Representations and Warranties of TITAN.

     7.1. Authority. TITAN has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TITAN.

     7.2. Ownership of Securities. TITAN is the sole record and beneficial owner of the Securities and owns all right, title and interest in such Securities free and clear of all liens, encumbrances and security interests and at the Closing shall transfer title to such Securities free and clear of all liens, encumbrances and security interests. TITAN does not own beneficially or of record or have the right to purchase any securities of ANSAN other than the Securities.

8. Representations and Warranties of ANSAN.

     8.1. Authority. ANSAN has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ANSAN, subject to approval of the stockholders of ANSAN.


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

     8.2. Original ANSAN License. The Original ANSAN License is in full force and effect, and to the knowledge of ANSAN, neither ANSAN nor BAR-ILAN is in material breach of any term of the Original ANSAN License.

     8.3. Patents. Except as disclosed in any filings by ANSAN with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 prior to the date hereof, ANSAN has no knowledge of any pending or threatened litigation claiming that any claim of the Patent Rights infringes the rights of any other person, and to ANSAN's knowledge there has been no infringement of the Patent Rights by any other person. During the term of the Original ANSAN License, ANSAN has satisfied all of its obligations to maintain the Patent Rights. 9. Transfer of Know-How; Further Cooperation.

     9.1. Transfer of Know-How. Within 30 days after the Closing, ANSAN shall transfer to TITAN, free of charge, (a) copies of all pertinent documents relating to the rights granted in the TITAN License, including all reports, data, contracts and regulatory submissions and (b) all remaining Licensed Product which has been formulated for non-topical use. ANSAN and TITAN shall promptly after the Closing take all steps necessary to transfer the IND for AN-9 into TITAN's name and shall notify the FDA of such intention within 30 days after the Closing. If necessary, the parties will cooperate in good faith to establish an agreement for continuing support of the AN-9 product development program. The parties will negotiate the specifics of such an agreement and the reimbursement to be made to ANSAN for expenses incurred in connection therewith on or before the Closing.

     9.2. Further Cooperation. The parties recognize that they may both be developing the same compound(s) within the same patent rights (referred to as the Basic Patents in the New ANSAN License and the Patent Rights in the TITAN License), so that each may develop intellectual property, such as know-how and/or further patent rights, of value to both parties. Accordingly, the parties agree that they will cooperate in good faith to establish an agreement for the disclosure by each party to the other of intellectual property relevant to the others Field, and for the cooperative development and/or cross-licensing of such intellectual property.


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

10. Miscellaneous.

     10.1. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed delivered when so delivered personally or when sent by facsimile transmission (provided that an appropriate indication of successful transmission is given by the sending facsimile transmitter and a confirmation copy is sent by overnight courier), or if sent by overnight courier, one day after deposit with an overnight courier, or, if mailed, three days after the date of deposit in the United States mails as follows:

         If to ANSAN:    Ansan Pharmaceuticals, Inc.
                         400 Oyster Point Boulevard, Suite 435
                         South San Francisco, California 94080
                         Attention: President
                         Telecopy No. (650) 635-0201

         If to TITAN:    Titan Pharmaceuticals, Inc.
                         400 Oyster Point Boulevard, Suite 505
                         South San Francisco, California 94080
                         Attention: President
                         Telecopy No. (650) 244-4956

     Either party may, by notice given in accordance with this Paragraph to the other party, designate another address or person for receipt of notices hereunder.

     10.2. Binding Effect; Amendment; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies whatsoever. This Agreement may be amended only by an instrument in writing signed on behalf of each of the parties. Neither party may sell, transfer or assign any of its rights or obligations under this Agreement without the written consent of the other party, which will not be unreasonably withheld.


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

     10.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made between California residents and to be performed entirely within California.

     10.4. Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     10.5. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further actions as may be necessary to consummate the transactions contemplated hereby.

     10.6. Disputes. Any and all disputes between the parties arising from or relating to this Agreement shall be referred to the Chief Executive Officers of ANSAN and TITAN, respectively, and they shall endeavor to resolve such dispute in good faith for a period of 45 days. If any such dispute has not been resolved within such 45-day period, either party may file an action in a court of competent jurisdiction.

     10.7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements, understandings, discussions and correspondence between the parties with respect to the subject matter.

     IN WITNESS WHEREOF, the parties hereto have executed this License Agreement, in duplicate, by proper persons thereunto duly authorized.

ANSAN                                           TITAN
By: /s/  V.H.J. SHALSON                         By:/s/ SUNIL BHONSLE
   ----------------------------                    -----------------------------
Name:  Vaughan Shalson                        Name:  Sunil Bhonsle
Title: President and CEO                      Title: Executive V.P. and COO
Date:  November 24, 1997                      Date:  11/24/97


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